THIS AGREEMENT made effective this 1st day of May, 1999,

BETWEEN:

         AUTOCO.COM LTD. (formerly Data Acquisition Technologies Inc.), a Minnesota Corporation (hereinafter referred to as "AUTOCO")

                                     - and -


         GTA AUCTIONS & LIQUIDATIONS, INC., a corporation duly incorporated pursuant to the laws of the Province of Ontario (hereinafter referred to as "GTA")


                                     - and -


         1336666 ONTARIO INC., a corporation duly incorporate pursuant to the laws of the Province of Ontario (hereinafter referred to as "1336666")


                            ASSET PURCHASE AGREEMENT
                            ------------------------

RECITALS
--------

         WHEREAS AUTOCO desires to acquire substantially all of the assets of GTA and 1336666;

         AND WHEREAS GTA and 1336666 desire to sell substantially all of their assets to AUTOCO, pursuant to the terms and subject to the conditions of this Agreement;

         NOW THEREFORE in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:


                                    ARTICLE 1

1.1      Assets to be purchased and Consideration
         ----------------------------------------

         At the Closing, subject to the terms and conditions of this Agreement, AUTOCO shall purchase from GTA and 1336666, and GTA and 1336666 shall sell to AUTOCO, all of the assets set forth on Schedule A attached hereto and forming part of this Agreement, including all of the rights to the intellectual property set forth as follows:

         (a) the web sites identified by www.gta-auctions.com; www.themotorpages.com; www.themotorpage.com; www.autoco.com and www.autofront.com, including all trade marks, licenses, industrial design or any other rights pertaining to the web sites;
         (b) all software and coding, whether completed or in progress, that has been created to establish, monitor and maintain the above web sites;
         (c) any other intellectual property rights to which GTA and 1336666 are now or may be entitled to with respect to the web sites;
         (d) all customer lists, telephone numbers, fax numbers, corporate names, registered names and nay other items comprising the goodwill of GTA and 1336666; and
         (e) all contracts, licenses and operating authorities currently held by GTA and 1336666 in respect of their current operations and business.

1.2      Consideration for Purchase
         --------------------------
         At the Closing, subject to the terms and conditions of this Agreement, AUTOCO shall deliver to GTA and 1336666 160,000 shares and 40, 000 shares respectively of its common stock issued from treasury and shall assume all of the liabilities of GTA and 1336666 as set forth on Schedule B, attached hereto and forming part of this Agreement.

1.3      Closing - Effective Time
         ------------------------
         As soon as practicable after the satisfaction of the conditions of AUTOCO., GTA and 1336666 under this Agreement, a closing (the "CLOSING") of the transactions contemplated by the Agreement will take place on such date (the "CLOSING DATE") and at such time as the parties shall determine, provided that the CLOSING DATE shall occur as soon as possible.

                                    ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF GTA AND 1336666

2.1      Organization
         ------------
         GTA and 1336666 are corporations duly organized, validly existing and in good standing under the laws of the Province of Ontario, have all necessary corporate powers to own their properties and to carry on their business as now owned and operated by them, and are duly qualified to do business.

2.2      Good Title
         ----------
         GTA and 1336666 have good and merchantable title to all of the assets of GTA and 1336666 to be transferred as set forth in this Agreement and Schedule "A" attached hereto and forming part of this Agreement.

2.3      Litigation
         ----------
         To the best knowledge of GTA and 1336666, they are not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of GTA and 1336666, threatened against or affecting GTA and 1336666. To the best knowledge of GTA and 1336666, they are not in default with respect to any material order, writ, injunction, decree of obligation any federal, provincial, local or foreign court, department, agency or instrumentality applicable to it. GTA and 1336666 are not engaged in any material litigation to recover monies due to them.

2.4      Absence of Undisclosed Liabilities
         ----------------------------------
         GTA and 1336666 do not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in disclosures given to AUTOCO.

2.5      Tax Returns
         -----------
         Within the times and in the manner prescribed by law, GTA and 1336666 have filed all federal, provincial and local tax returns required by law and have paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, are adequate for the periods indicated. There are no present disputes of taxes of any nature payable by GTA and 1336666.

2.6      Full Disclosure
         ---------------
         None of the representations and warranties made by GTA and 1336666 herein or in any exhibit, certificate or memorandum furnished or to be furnished by GTA and 1336666, or on their behalf, contains or will contain any untrue statement of material fact.

2.7      Assets
         ------
         GTA and 1336666 have good marketable title to all property owned by them, free and clear of all liens, claims and encumbrances, except such liens incurred in the ordinary course of business.

2.8      Authority
         ---------
         The Shareholders and the Board of Directors of GTA and 1336666 have authorized the execution of this Agreement and the transactions contemplated herein, and GTA and 1336666 have full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of GTA and 1336666, and is enforceable in accordance with its terms and conditions, except to the extent that the enforceability hereof:

         (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect; and
         (b)      is subject to principals of equity.

2.9      Ability to Carry Out Obligations
         --------------------------------
         The execution and delivery of this Agreement by GTA and 1336666 and the performance by GTA and 1336666 of their obligations hereunder will not cause, constitute or conflict with or result in:

         (a) any material breach or violation of any of the provisions of or constitute a default under any material license, indenture, mortgage, article of incorporation, bylaw or other agreement or instrument to which GTA and 1336666 is a party, or by which it may be bound;
         (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of GTA and 1336666; or
         (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of GTA and 1336666, in each case, in which a waiver or consent has not been obtained.

2.10     Employees
         ---------
         GTA and 1336666 have no employment agreements with any of their employees, and there is no union contract for any of their employees. GTA and 1336666 represent that as of the date of CLOSING, all wages due to all employees have been paid in full, and there are no monies due to any employees, whether by wages, retirement plans, vacations, or for any other reason.

2.11     Leased Premises
         ---------------
         GTA and 1336666 warrant that all terms and conditions of its real estate lease have been satisfied as of the CLOSING DATE.

                                    ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF AUTOCO:

3.1      Organization
         ------------
         AUTOCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it and is duly qualified to do business.

3.2      Litigation
         ----------
         To the best knowledge of the officers of AUTOCO, AUTOCO is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of the officers of AUTOCO, threatened against or affecting AUTOCO or its business, assets or financial condition. To the best knowledge of the officers of AUTOCO, AUTOCO is not in default with respect to any material order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. AUTOCO is not engaged in any material litigation to recover monies due to it.

3.3      Authority
         ---------
         The board of Directors of AUTOCO have authorized the execution of this Agreement and the transactions contemplated herein, and AUTOCO has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of AUTOCO, and is enforceable in accordance with its terms and conditions, except to the extent that the enforceability hereof:

         (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect; and
         (b)      is subject to principals of equity.

3.4      Ability to Carry Out Obligations
         --------------------------------
         The execution and delivery of this Agreement by AUTOCO and the performance by AUTOCO of its obligations hereunder will not cause, constitute or conflict with or result in:
         (a) any material breach or violation of any of the provisions of or constitute a default under any material license, indenture, mortgage, article of incorporation, by law or other agreement or instrument to which AUTOCO is a party, or by which it may be bound;
         (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of AUTOCO; or
         (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of AUTOCO, in each case, in which a waiver or consent has not been obtained.

                                    ARTICLE 4

4.1      Mutual Investigative Rights
         ---------------------------
         From the date of this Agreement until the CLOSING, AUTOCO and GTA and 1336666 shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice, to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. AUTOCO and GTA and 1336666 shall furnish the other party with all information concerning each such party's affairs as the other party may reasonably request.

4.2      Conduct of Business
         -------------------
         Prior to and subsequent to the CLOSING, GTA and 1336666 shall conduct their business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of AUTOCO. Neither party shall amend its Articles of Incorporation or Bylaws (except as may be contemplated by this Agreement), declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the normal course of business.

4.3      Indemnification
         ---------------
         AUTOCO agrees to indemnify and hold harmless GTA and 1336666, and GTA and 1336666 agree to indemnify and hold harmless AUTOCO against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including reasonable attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment (unless waived in writing by the party claiming indemnification) of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

                                    ARTICLE 5

CONDITIONS PRECEDENT TO GTA AND 1336666'S PERFORMANCE

5.1      Conditions
         ----------
         AUTOCO's obligations hereunder shall be subject to the satisfaction at or before the CLOSING of all the conditions set forth in this Article 5. AUTOCO may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by AUTOCO of any other condition of or any of AUTOCO's other rights or remedies, at law or in equity.

5.2      Accuracy of Representations
         ---------------------------
         Except as otherwise permitted by this Agreement, all representations and warranties by GTA and 1336666 in this Agreement or in any written statement that shall be delivered to AUTOCO by GTA and 1336666 under this Agreement shall be true and accurate on and as of the CLOSING DATE as though made at that time.

5.3      Assignment
         ----------
         GTA and 1336666 shall have assigned all licenses, contracts and operating authorities to AUTOCO to enable AUTOCO to carry on the business now conducted by GTA and 1336666 without interruption. In the event that the licenses, contracts and operating authorities are not transferrable or assignable, then GTA, 1336666 and the Shareholders of GTA and 1336666 hereby sell and transfer, free and clear, all of the shares issued and outstanding of GTA and 1336666 to AUTOCO at a price of $1.00 in the aggregate. In the event that the provisions of this clause 5.3 are applicable, then AUTOCO shall provide the shareholders of GTA and 1336666 with the opportunity to remove all other assets held by GTA and 1336666 including the 160,000 shares of AUTOCO paid to GTA and the 40,000 shares of AUTOCO paid to 1336666 pursuant to the terms of this Agreement.

5.4      Performance
         -----------
         GTA and 1336666 shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it as required hereunder.

5.5      Absence of Litigation
         ---------------------
         No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against GTA and 1336666 on or before the CLOSING DATE which would materially affect GTA and 1336666's ability to perform their obligations hereunder.

5.6      Closing Certificates
         --------------------
         GTA and 1336666 shall have delivered to AUTOCO:
         (a) a certificate dated the CLOSING DATE and signed by GTA and 1336666 certifying that each of the conditions specified in
                  Article 2 has been fulfilled and that all of the representations set forth in Article 2 are true and correct as of the CLOSING DATE; and
         (b) such additional documents, certificates and opinions AUTOCO may reasonably require for the purpose of enabling it to review or pass upon the matters referred to in this Agreement or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

5.7      Satisfactory Delivery of Documents
         ----------------------------------
         All instruments and documents delivered to AUTOCO pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for AUTOCO.

5.8      Compliance with Laws
         --------------------
         At the CLOSING, the transactions contemplated by this Agreement shall be permitted by applicable law.

                                    ARTICLE 6

CONDITIONS PRECEDENT TO AUTOCO'S PERFORMANCE

6.1      Conditions
         ----------
         GTA and 1336666's obligations hereunder shall be subject to the satisfaction at or before the CLOSING of all the conditions set forth in this
Article 6. GTA and 1336666 may waive any or all of these conditions in while or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by GTA and 1336666 of any other condition of or any of GTA and 1336666's rights or remedies, at law or in equity.

6.2      Accuracy of Representations
         ---------------------------
         Except as otherwise permitted by this Agreement, all representations and warranties in this Agreement or in any written statement that shall be delivered to GTA and 1336666 by AUTOCO under this Agreement shall be true and accurate on and as of the CLOSING DATE as though made at that time.

6.3      Performance
         -----------
         AUTOCO shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, respectively, as required hereunder.

6.4      Absence of Litigation
         ---------------------
         No action, suit or proceeding before any court or any governmental body or authority, pertaining to the action contemplated by this Agreement or to its consummation, shall have been instituted or threatened against AUTOCO on or before the CLOSING DATE.

                                    ARTICLE 7

7.1      Closing
         -------
         The CLOSING of this Agreement shall be held at the offices of Max J. Wandinger, Suite 630, 840 - 6th Avenue S.W., Calgary, Alberta, T2P 3E5, Canada on the CLOSING DATE. At the CLOSING:
         (a)      GTA and 1336666 shall deliver to AUTOCO title to all items in
                  1.1 of this Agreement; and

         (b)      AUTOCO shall deliver to GTA and 1336666 the shares in 1.2.

                                    ARTICLE 8

8.1      Captions and Headings
         ---------------------
         The article, paragraph, schedule and exhibit headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

8.2      No Oral Change
         --------------
         This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

8.3      Non-Waiver
         ----------
         The failure of any party to insist in any one or more cases upon the performance of any of the provisions contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

8.4      Time of Essence
         ---------------
         Time is of the essence of this Agreement and of each and every provision hereof.

8.5      Entire Agreement
         ----------------
         This Agreement and the agreements referenced herein contain the entire Agreement and understanding among AUTOCO and GTA and 1336666, and supersedes all prior agreements and understandings.

8.6      Choice of Law
         -------------
         This Agreement and its application shall be governed by the laws of the State of Minnesota.

8.7      Counterparts
         ------------
         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.8      Binding Effect
         --------------
         This Agreement shall enure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

8.9      Mutual Cooperation
         ------------------
         The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and other actions as may be necessary or convenient to effect the transaction described herein.

8.10     Finders
         -------
         The parties hereto represent that no finder has brought about this Agreement, and no finder's fee has been paid or is payable by either party.

8.11     Announcements
         -------------
         AUTOCO, GTA and 1336666 will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement and the transactions contemplated hereby.

8.12     Expenses
         --------
         Each party will pay its own legal, accounting and other out-of-pocket expenses incurred in connection with this Agreement.

8.13     Survival of Representations and Warranties
         ------------------------------------------
         The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the CLOSING, excluding the covenants set forth in Article 4.1 and 4.2 above.

         IN WITNESS WHEREOF, AUTOCO and GTA and 1336666 have executed this Agreement by their duly authorized officers on the date indicated above.

                                      AUTOCO.COM LTD. (formerly Data Acquisition
                                      Technologies Inc.)

                                      Per: /s/ Max Wandinger
                                          ---------------------------------

                                      Per:
                                          ---------------------------------

                                      GTA AUCTIONS & LIQUIDATIONS INC.

                                      Per: /s/ B. Barker
                                          ---------------------------------

                                      Per: B. Barker
                                          ---------------------------------


                                      1336666 ONTARIO INC.

                                      Per: /s/ Brad Smith
                                          ---------------------------------

                                      Per:
                                          ---------------------------------

/s/ S. Caissie                            /s/ P. Casissie
------------------------------            ------------------------------------
WITNESS                                            PETER CAISSIE

/s/ S. Caissie                            /s/ B. Barker
------------------------------            ------------------------------------
WITNESS                                            BRIAN BARKER

/s/ S. Caissie                            /s/ Stan Munshaw
------------------------------            ------------------------------------
WITNESS                                            STAN MUNSHAW

/s/ S. Caissie                            /s/ Joel Godbout
------------------------------            ------------------------------------
WITNESS                                            JOEL GODBOUT

/s/ Darlene Bartlet                       /s/ E. Lloyd Morasch
------------------------------            ------------------------------------
WITNESS                                            E. LLOYD MORASCH

/s/ S. Caissie                            /s/ Brad Smith
------------------------------            ------------------------------------
WITNESS                                            BRAD SMITH

/s/ S. Caissie                            /s/ Saul Rothbart
------------------------------            ------------------------------------
WITNESS                                            SAUL ROTHBART

/s/ signature                             /s/ David Highmore
------------------------------            ------------------------------------
WITNESS                                            DAVID HIGHMORE



                                          1028025 ONTARIO INC.

                                          Per: /s/ signature
                                               ---------------------------------

                                  SCHEDULE "A"

GTA Auctions & Liquidations, Inc.
Balance Sheet As At 4/30/99

ASSETS

  CURRENT ASSETS
     Cash Clearing                       90,401.31
     Bank - Bank of Montreal              6,056.92
     Bank - Royal Bank of Canada        -74,052.48
     Bank - Investment Account            3,090.00
                                       ------------
     Cash Total                                         25,495.75
     Investments                                         5,000.00
     Due From Subscriber                    100.00
     Employee Loan                        1,000.00
     Receivables: Net                                    1,100.00
     Inventory: Liquidation Sale                        43,975.00
     Inventory: Asset                                  105,000.00
     Inventory: Car Auction                             40,000.00
     Rent: Deposit                                      14,000.00
     Hydro: Deposit                                        350.00
     Consumers Gas: Deposit                                500.00
                                                      ------------
TOTAL CURRENT ASSETS                                   235,420.75
                                                      ------------

CAPITAL ASSETS
     Accum Amort: Vehicles                5,946.36
     Computer Equipment                  -1,216.00
                                       ------------
     Computer Equipment: Net                             4,730.36
     Office Furniture & Equip.           28,865.31
     Accum Amort: Furn & Equip           -6,054.00
     Shop Furniture & Equip              13,492.32
     Accum Amort: Shop Equipment         -2,916.00
     Vehicles                                 0.00
                                       ------------
     Furniture: Net                                     31,387.63
     Leasehold Improvements              67,284.13
     Accum. Amort: Leasehold Imp.       -15,838.00
                                       ------------
     Leasehold Improvements: Net                        51,446.13
     Incorporation Costs                                   875.44
     Accumulated Amort: Incorp. Exp                        -65.00
                                                      ------------
TOTAL CAPITAL ASSETS                                    87,654.56
                                                      ------------
TOTAL ASSETS                                           323,075.31
                                                      ============

Themotorpages.com
Balance Sheet As At 5/28/99

ASSETS

ASSETS
     Bank Account - Scotiabank           19,916.38
                                       ------------
     Total Cash                                         19,916.38
     Total Receivable                                        0.00
                                                      ------------
TOTAL CURRENT ASSETS                                    19,916.38
                                                      ------------

CAPITAL ASSETS
     Office Furniture & Equipment         1,308.41
                                       ------------
     Net - Furniture & Equipment                         1,308.41
     Net - Computer Hardware                                 0.00
                                                      ------------
TOTAL CAPITAL ASSETS                                     1,308.41
                                                      ------------

TOTAL ASSETS                                            21,224.79
                                                      ============

                                  SCHEDULE "B"

                                   Liabilities

GTA Auctions & Liquidations, Inc.
Balance Sheet as at 4/30/99


LIABILITIES

CURRENT LIABILITIES
     Accrued Liabilities                                77,799.32
     El Payable                           1,706.37
     CPP Payable                          1,456.45
     Federal Income Tax Payable           5,914.75
                                       ------------
     Rec Gen Payable: Total                              9,077.57
     Deductions: Total                                       0.00
     WCB Payable                                        -3,256.88
     PST Payable                                       615,403.92
     HST Charged on Sales                -1,830.00
     HST - Paid on Purchases               -202.50
     GST Charged on Sales               -63,997.66
     GST Paid on Purchases               47,865.33
                                       ------------
     GST Owing (Refund)                                -18,164.83
                                                      ------------
TOTAL CURRENT LIABILITIES                              680,859.10
                                                      ------------

LONG TERM LIABILITIES
     Asset Recovery                     105,000.00
     Shareholder Advances: P. Caissie       200.00
     Shareholder Advances: J. Godbout    60,000.00
     Shareholder Advances: L. Morash     60,000.00
     Shareholder Advances: 1020825 Ont. 120,000.00
                                       ------------
     TOTAL LONG TERM LIABILITIES                       345,200.00
                                                      ------------
                                                       345,200.00
                                                      ------------

TOTAL LIABILITIES                                    1,025,059.10
                                                     -------------
themotorpages.com
Balance Sheet as at 5/28/99


LIABILITIES

CURRENT LIABILITIES
     Account Payable                                         0.00
     Corporate Taxes payable                                 0.00
     Vacation payable                                        0.00
     El Payable                              58.26
     CPP Payable                             52.48
                                       ------------
     Total Receiver General                                110.74
     GST Paid on Purchases                 -323.27
                                       ------------
     GST Owing (Refund)                                   -323.27
                                                      ------------
TOTAL CURRENT LIABILITIES                                 -212.53
                                                      ------------

LONG TERM LIABILITIES
     Shareholder Advances: B. Barker                     4,000.00
     Shareholder Advances: S. Rothbart                   4,000.00
     Shareholder Advances: P. Caissie                    4,000.00
     Shareholder Advances: S. Munshaw                    4,000.00
     Shareholder Advances: B. Rental                    24,000.00
                                                      ------------
TOTAL LONG TERM LIABILITIES                             40,000.00
                                                      ------------

TOTAL LIABILITIES                                       39,787.47
                                                      ------------